SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 2, 2002

                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)

          MARYLAND                       1-9317               04-6558834
State or other jurisdiction           (Commission           (I.R.S. employer
      of incorporation)               file number)        identification number)

     400 CENTRE STREET, NEWTON, MASSACHUSETTS                       02458
     (Address of principal executive offices)                    (Zip code)

        Registrant's telephone number, including area code: 617-332-3990



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ITEM 5 - OTHER EVENTS.

On December 2, 2002, HRPT Properties Trust (the "Company") agreed to sell $200 million of its 6 1/2 % Notes Due 2013 (the "Notes") in a public offering. The notes are expected to be issued on December 6, 2002, under a supplemental indenture to the Company's indenture dated July 9, 1997. The Notes will be senior unsecured obligations of the Company and will have substantially the same covenants as the Company's other outstanding senior unsecured notes issued under that indenture. The Company expects to use the estimated net proceeds from this offering of $197 million to repay outstanding amounts under its revolving credit facility. The underwriters for the offering are Merrill Lynch & Co., Wachovia Securities, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., McDonald Investments Inc., PNC Capital Markets, Inc., SunTrust Robinson Humphrey and Wells Fargo Brokerage Services, LLC (the "Underwriters"). A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale is not permitted.

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995, INCLUDING THE COMPANY'S ISSUANCE OF THE NOTES AND USES OF PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits.

         1.1 Purchase Agreement dated as of December 2, 2002 between HRPT Properties Trust and Merrill Lynch & Co., acting on behalf of the Underwriters pertaining to $200,000,000 in aggregate principal amount of 6 1/2 % Notes due 2013.

         4.1 Form of Supplemental Indenture No. 11 dated as of December 6, 2002 between HRPT Properties Trust and State Street Bank and Trust Company, including form of 6 1/2 % Notes due 2013.

         8.1      Opinion of Sullivan & Worcester LLP re: tax matters.

         23.1     Consent of  Sullivan &  Worcester  LLP  (contained  in Exhibit
                  8.1).



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HRPT PROPERTIES TRUST

                                      By: /s/ John C. Popeo
                                          John C. Popeo
                                          Treasurer and Chief Financial Officer

Date:      December 3, 2002